                                                                  EXECUTION COPY


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                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT





                                   dated as of
                                January 15, 1999




                            FLASHNET MARKETING, INC.,

                             FLASHNET TELECOM, INC.,

                                    AND EACH
                               ADDITIONAL GRANTOR
                            THAT BECOMES PARTY HERETO

                                   as Grantors


                                       and


                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                                    as Agent,
                                as Secured Party




                     -------------------------------------

                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          1.1. CERTAIN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          1.2. TERMS DEFINED IN TERM LOAN AGREEMENT. . . . . . . . . . . . . . . . .4
          1.3. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. . . . . . . . . . . . .4
          1.4. TERMS GENERALLY . . . . . . . . . . . . . . . . . . . . . . . . . . .5
ARTICLE II. THE SECURITY INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . .5
          2.1. GRANT OF SECURITY INTERESTS . . . . . . . . . . . . . . . . . . . . .5
          2.2. DELIVERY OF INSTRUMENTS AND SECURITIES. . . . . . . . . . . . . . . .7
          2.3. INVESTMENT PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . .8
          2.4. REGISTRATION OF PLEDGE. . . . . . . . . . . . . . . . . . . . . . . .8
          2.5. FINANCING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .8
          2.6. SECURED PARTY FILING. . . . . . . . . . . . . . . . . . . . . . . . .8
          2.7. FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . .8
          2.8. POWER OF ATTORNEY.. . . . . . . . . . . . . . . . . . . . . . . . . .9
          2.9. SURVIVAL OF SECURITY INTERESTS .. . . . . . . . . . . . . . . . . . 10
          2.10. REINSTATEMENT OF SECURITY INTERESTS. . . . . . . . . . . . . . . . 10
          2.11. EACH GRANTOR REMAINS LIABLE. . . . . . . . . . . . . . . . . . . . 11
          2.12. APPLICATION OF GUARANTY PROVISIONS . . . . . . . . . . . . . . . . 11
          2.13. LIABILITY JOINT AND SEVERAL. . . . . . . . . . . . . . . . . . . . 11
ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . . . 11
          3.1. THE  COLLATERAL.. . . . . . . . . . . . . . . . . . . . . . . . . . 11
          3.2. MAINTENANCE OF PERFECTION . . . . . . . . . . . . . . . . . . . . . 13
          3.3. DEFENSE OF COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . 13
          3.4. TRANSFER OR ENCUMBRANCE . . . . . . . . . . . . . . . . . . . . . . 13
          3.5. PAYMENTS, DIVIDENDS AND DISTRIBUTIONS . . . . . . . . . . . . . . . 13
          3.6. VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          3.7. MAINTENANCE OF COLLATERAL . . . . . . . . . . . . . . . . . . . . . 14
          3.8. CONCERNING EQUIPMENT AND INVENTORY. . . . . . . . . . . . . . . . . 15
          3.9. CONCERNING ACCOUNTS, INSTRUMENTS AND OTHER CLAIMS . . . . . . . . . 15
          3.10. SUBSTITUTED PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . 16
ARTICLE IV. DEFAULT; REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          4.1. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          4.2. REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 16
          4.3. WAIVERS BY GRANTORS . . . . . . . . . . . . . . . . . . . . . . . . 18
          4.4. STANDARD OF CARE. . . . . . . . . . . . . . . . . . . . . . . . . . 18
          4.5. APPLICATION OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . 18
          4.6. INDEMNITY AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . 19
          4.7. SURPLUS, DEFICIENCY . . . . . . . . . . . . . . . . . . . . . . . . 19
          4.8. INFORMATION RELATED TO THE COLLATERAL . . . . . . . . . . . . . . . 19
          4.9. SALE EXEMPT FROM REGISTRATION . . . . . . . . . . . . . . . . . . . 20
          4.10. RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . . . . . . . 20
          4.11. NO DIRECT ENFORCEMENT BY BENEFICIARIES . . . . . . . . . . . . . . 20


ARTICLE V. CONCERNING THE SECURED PARTY. . . . . . . . . . . . . . . . . . . . . . 20
          5.1. AGENT FOR HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 20
          5.2. AGENT SHALL BE THE SECURED PARTY. . . . . . . . . . . . . . . . . . 21
          5.3. NO ASSURANCES OR LIABILITY. . . . . . . . . . . . . . . . . . . . . 21
          5.4. HOLDERS BOUND.. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
ARTICLE VI. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 22
          6.1. CONTINUING SECURITY INTERESTS; RELEASE. . . . . . . . . . . . . . . 22
          6.2. AMENDMENTS; ETC . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          6.3. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE . . . . . . . 22
          6.4. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          6.5. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          6.6. HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          6.7. GOVERNING LAW; TERMS. . . . . . . . . . . . . . . . . . . . . . . . 22
          6.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. . . . . . . . . . . 22
          6.9. WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . 23
          6.10. ADDITIONAL GRANTORS. . . . . . . . . . . . . . . . . . . . . . . . 24
          6.11. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

                                   SCHEDULES


          Schedule 3.1(b):    Capital Stock and Intercompany Notes
          Schedule 3.1(c):    Intellectual Property
          Schedule 3.1(d):    Other Investment Property
          Schedule 3.1(e):    Locations of Equipment and Inventory
          Schedule 3.1(g):    Locations of Grantors
          Schedule 3.1(h):    Names
          Schedule 3.1(i):    Taxpayer ID Numbers


                                    EXHIBITS


          Exhibit A           Form of Joinder Agreement


                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

          This SUBSIDIARY PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") is dated as of January 15, 1999, and entered into by and among FLASHNET MARKETING, INC., a Texas corporation ("MARKETING"), FLASHNET TELECOM, INC., a Texas corporation ("TELECOM"), each other Person that at any time agrees in writing to be bound as a Grantor hereunder (the "ADDITIONAL GRANTORS" and together with Marketing, and Telecom, each a "GRANTOR" and, collectively, the "GRANTORS"), and GOLDMAN SACHS CREDIT PARTNERS L.P. in its capacity as Administrative Agent (in such capacity the "AGENT") under the Term Loan Agreement described herein (in such capacity, the "SECURED PARTY"), FOR THE BENEFIT OF the Persons that now are or at any time hereafter become party as Lender to the Term Loan Agreement (the "LENDERS" and the agent and the Lenders collectively, the "BENEFICIARIES").

                                    RECITALS

          Marketing and Telecom are Subsidiaries (as defined herein) of FlashNet Communications, Inc., a Texas corporation (the "BORROWER"). Each Person that hereafter agrees to become bound hereby as a Grantor is, on the date it becomes bound hereby, a Subsidiary of the Borrower.

          The Borrower has requested that Term Loans be made to the Borrower on terms and conditions set forth in that certain Term Loan Agreement, dated as of the day and year first above written, by and among Borrower, Secured Party, and the Lenders.

          To induce the Beneficiaries to enter into the Term Loan Agreement, and in consideration thereof and of any and all Term Loans at any time made thereunder, (a) Grantors have provided the Guarantees in the Term Loan Agreement and have agreed to grant to the Secured Party, for the benefit of the Beneficiaries, the collateral security described herein as security for the payment of the Secured Obligations on the terms herein set forth, and (b) the Borrower has agreed in the Term Loan Agreement to cause each Person that hereafter becomes a Subsidiary of the Borrower to become bound by the provisions of the Term Loan Agreement as a Guarantor thereunder and to become bound by the provisions hereof as a Grantor hereunder.

          ACCORDINGLY, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with Secured Party for the benefit of the Beneficiaries as follows:


                                   SECTION I.
                                   DEFINITIONS

          1.1. CERTAIN TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "BANKRUPTCY CODE" means Title 11 of the United States Code, as from time to time amended, or any successor statute.

          "BORROWER" is defined in the Recitals.

          "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, regardless of type, class, preference or designation, any and all equivalent ownership interests in a Person other than a corporation, including membership interests, partnership interests or other equity interests, and any and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "CLAIM" has the meaning set forth in the Bankruptcy Code.

          "COLLATERAL" has the meaning set forth in subsection 2.1.

          "DISCHARGE OF THE CREDIT OBLIGATIONS" means that all obligations of the Lenders to make Term Loans under the Term Loan Agreement have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and all Obligations at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully and finally paid or satisfied in cash or in accordance with the Loan Documents.

          "EXCLUDED ASSETS" means rights, licenses and franchises granted by any Governmental Entity, licensor, lessor or other third party upon which it is unlawful to create a Lien.

          "HOLDER" means, in respect of any Secured Obligation, the Person entitled to enforce payment thereof and specifically includes each Lender and the Secured Party.

          "INTERCOMPANY NOTES" means any promissory note executed by the Borrower or a Subsidiary of a Grantor in favor of such Grantor.

          "LOAN PARTIES" means the Borrower and the Guarantors.

          "OBLIGATIONS" means all direct or indirect debts, liabilities and obligations of each Grantor of any and every type and description at any time arising under or in connection with the Guarantee or any other Loan Document to which such Guarantor is a party, to the Secured Party, the Agent, any Lender, or any Person entitled to indemnification pursuant to the Term Loan Agreement or any other Loan Document, in each case whether now outstanding or hereafter created or incurred, whether or not the right of such Person to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of such Grantor under the Guarantee for principal of, Applicable Repayment Fees, and interest on any and all Term Loans at any time outstanding under the Term Loan Agreement, (b) all liabilities of such Grantor under the Term Loan Agreement and/or the Loan Documents to which it is a party for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (c) all liabilities of such Grantor under any Intercompany Note, and (d) all other liabilities of such Grantor under the Term Loan Agreement and/or under or in respect of any of the Loan Documents to which such Grantor is a party or any of the transactions contemplated thereby and specifically includes any and all present and future "Obligations" as such term is defined in the Term Loan Agreement.

          "PERFECTED" means, as to the security interests granted to Secured Party in subsection 2.1, that (a) a creditor on a simple contract cannot acquire a judicial lien that is superior to such security interests and (b) if a case were pending under the Bankruptcy Code in which any Grantor is the debtor, such security interests would be a Lien that is perfected in such bankruptcy case.

          "POST-PETITION INTEREST AND EXPENSE CLAIMS" means any and all claims of any Holder of Secured Obligations (a) for interest on any Obligations determined for any period of time occurring after the commencement of any case under the Bankruptcy Code or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in the Term Loan Agreement or any other Loan Document or (b) for cost and expense reimbursements or indemnification on the terms set forth in the Term Loan Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of the Term Loan Agreement or other Loan Documents (or would have accrued or become payable if enforceable or allowable in such case or proceeding), whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

          "REQUIREMENT OF LAW" means, as to any Person, the certficate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "SECURED OBLIGATIONS" is defined in subsection 2.1.

          "SECURITY DOCUMENTS" means the Security Agreements and all other security documents hereafter delivered to the Agent granting or purporting to grant a Lien on any asset or assets of any Person to secure Obligations of the Borrower and/or any other Loan Party hereunder and/or under any of the Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "TERM LOAN AGREEMENT" means the Term Loan Agreement described in the Recitals as such agreement from time to time may be modified, amended, restated, extended, refinanced or replaced in any manner or in any respect (including so as to reduce or increase the amount or cost of Term Loans made thereunder or to shorten or extend the time of payment thereunder or in any other manner change the amount or terms of Term Loans made to the Borrower or the identity, rights or obligations of any party thereto).

          "TRANSFER" means sell, transfer, exchange, lease, or otherwise dispose of.

          1.2. TERMS DEFINED IN TERM LOAN AGREEMENT. Unless the context otherwise requires, the following terms used in this Agreement are used as defined in the Term Loan Agreement:

                            Applicable Repayment Fee
                                    Borrower
                                  Business Day
                                   Commitment
                                     Default
                                Event of Default
                               Governmental Entity
                                    Guarantee
                                    Guarantor
                                  Indebtedness
                                   Investments
                                      Lien
                                 Loan Documents
                                Majority Lenders
                             Material Adverse Effect
                              Permitted Investments
                                 Permitted Liens
                                     Person
                               Security Agreements
                                   Subsidiary
                                    Term loan


          1.3. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. When capitalized, the following terms used in this Agreement or the other Security Documents have the meanings given to them in the Uniform Commercial Code, as in effect in the State of New York on the date of this Agreement:

                                    Accounts
                              Certificated Security
                                  Chattel Paper
                                Commodity Account
                               Commodity Contract
                             Commodity Intermediary
                                     Control
                                    Documents
                                    Equipment
                                 Financial Asset
                                    Fixtures

                               General Intangibles
                                      Goods
                                   Instruments
                                    Inventory
                               Investment Property
                               Securities Account
                             Securities Intermediary
                                    Security
                              Security Certificate
                              Security Entitlement
                             Uncertificated Security

          1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, subsections, Exhibits and Schedules shall be construed to refer to sections and subsections of, and Exhibits and Schedules to, this Agreement, and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.


                                   SECTION II.
                             THE SECURITY INTERESTS

          2.1. GRANT OF SECURITY INTERESTS. As security for the payment of the Obligations and all Post-Petition Interest and Expense Claims (collectively, the "SECURED OBLIGATIONS"), each Grantor hereby assigns to Secured Party for the benefit of the Beneficiaries, and grants Secured Party for the benefit of the Beneficiaries security interests in, all of such Grantor's right, title and interest in and to the following types or items of property wherever located, in each case whether now or hereafter existing, owned or acquired by such Grantor, or in which such Grantor now owns or hereafter acquires an interest (collectively, the "COLLATERAL"):

          (a) all Inventory, including specifically all raw materials, work-in-process, finished goods, supplies, materials, spare parts, Goods held for sale or on lease or for lease or furnished or to be furnished under contracts of service, merchandise inventory, rental inventory, and returned or repossessed Goods and all rights to enforce return or repossession by reclamation, stoppage in transit or otherwise,

          (b) all Equipment, including specifically all manufacturing, printing, distribution, delivery, retailing, vending, data processing, communications, office and other equipment in all of its forms, all vehicles, all tools, dies, and molds, all Fixtures, all other Goods used or bought for use primarily in a business and all other Goods except Inventory,

          (c) all Accounts,

          (d) all Chattel Paper,

          (e) all Documents,

          (f) all Instruments and all other Claims that are in any respect evidenced or represented by any writing, including specifically the Intercompany Notes described on SCHEDULE 3.1(b) and all other Intercompany Notes and all other writings evidencing or representing a Claim against Borrower or any Subsidiary of the Borrower or any other Person,

          (g) (i) 100% of the issued and outstanding Capital Stock of any Subsidiary of Grantor, and (ii) all other Securities not described in the preceding clause (i), whether constituting Certificated Securities or Uncertificated Securities, all Financial Assets, all Security Entitlements, all Securities Accounts, all Commodity Contracts, all Commodity Accounts, and all other Investment Property, including specifically the Security Certificates described on SCHEDULE 3.1(b) and all other Capital Stock and all Investments permitted under subsection 4.9 of the Term Loan Agreement,

          (h) all money, cash and cash equivalents, including specifically all deposit accounts and all certificates of deposit,

          (i) all General Intangibles, including specifically (a) the property described on SCHEDULE 3.1(c), (b) all registered, unregistered and common law trademarks and service marks, trademark and servicemark applications, and all trademark, service mark and tradename license agreements to which such Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (c) all patents and patent applications and all patent license agreements to which such Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (d) all registered and unregistered copyrights, copyright applications and all copyright license agreements to which such Grantor is a party (whether as licensor or licensee) and Claims (including infringement claims) relating thereto, (e) all other intellectual property in which such Grantor has an interest, including proprietary research and development, technical knowledge and processes, inventions (whether or not patentable and whether or not reduced to practice), know-how, trade secrets, trade names, trade styles, logos, license agreements and user rights and Claims (including infringement claims) relating thereto, (f) all customer lists and agreements, (g) all supplier lists and agreements, (h) all employee and consultant lists, rights, and agreements, (i) all computing, data and information processing and communications programs, discs, designs, and information and the data and other entries thereon, (j) all books, records, catalogs, back issues, library rights and all manifestations and embodiments thereof, (k) all tax refunds, (l) all policies of insurance and condemnation awards of every type and description and the proceeds thereof, (m) all loans receivable, letters of credit, bonds and undertakings, deferred purchase price or deferred purchase consideration, consulting or non-competition payments and other Indebtedness, liabilities and obligations receivable not constituting an Account and not evidenced or represented by any Instrument, Chattel Paper or Security, (n) all rights of recoupment, recourse, reimbursement, subrogation, indemnity or contribution (including those arising under the Guarantee, or any other Guarantee or any payment thereon, and those arising on account of any other agreement, transaction or event), (o) all other causes of action and Claims of every type and description, whether fixed or contingent, liquidated or not liquidated, accrued or not accrued, and all judgments, orders and recoveries thereon, (p) all other agreements and contract rights of every type and description and Claims thereon or relating in any manner thereto, (q) all other rights, privileges, benefits, entitlements, franchises, licenses and expectancies of every type and description, (r) all other intangible property of every type and description, and (s) all goodwill associated with any of the foregoing,


          (j) all property that is at any time delivered to, or that is is at any time in the Control of, Secured Party, and

          (k) any and all Fixtures located on any and all owned or leased real property held by such Grantor,

TOGETHER, IN EACH CASE, WITH (w) all accessions thereto and products and replacements thereof, (x) all guaranties, Liens and other forms of collateral security therefor, and (y) all dividends, distributions, and payments received thereon or in exchange or substitution therefor or upon Transfer thereof, and
(z) all other proceeds thereof,

EXCEPT AND EXCLUDING, HOWEVER, each item of property that is an Excluded Asset, for as long as it remains an Excluded Asset.

          2.2. DELIVERY OF INSTRUMENTS AND SECURITIES. On the date hereof or, if hereafter acquired, immediately upon acquisition thereof, without any notice from or demand by secured Party, (a) each Grantor shall deliver to Secured Party the Intercompany Notes and Security Certificates described on SCHEDULE 3.1(b) as owned by it and all other Instruments (except checks received and collected in the ordinary course of business) and Security Certificates at any time owned by it and constituting Collateral, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer, assignments in blank or with appropriate endorsements, in form and substance satisfactory to Secured Party, and (b) each grantor shall cause the issuer of each Uncertificated Security owned by it and constituting Collateral to register Secured Party as the registered owner thereof, either upon original issuance or by registration of transfer and shall execute and deliver all writings necessary to cause such issuer to do so.

          2.3. INVESTMENT PROPERTY. Each Grantor will cause Secured Party's security interests in Investment Property owned by such Grantor to be and remain continuously Perfected by Control and, in addition, will cause such security interests to be Perfected by filing. No Grantor will grant or permit any other security interest or Lien upon any Investment Property constituting Collateral. If so requested at any time by Secured Party or the Majority Lenders as to any Security Entitlement or Securities Account or any Commodity Contract or Commodity Account that is owned by any Grantor and constitutes Collateral, such Grantor will promptly cause each Person who is a Securities Intermediary as to any such Security Entitlement or Securities Account and each Person who is a Commodity Intermediary as to any such Commodity Contract or Commodity Account to deliver a written agreement enforceable by Secured Party for the benefit of the Beneficiaries waiving and releasing, and agreeing not to create, grant, accept or hold, any priority, PARI PASSU or junior security interest or Lien therein. No Grantor will cause or permit any Capital Stock in any Subsidiary which constitutes Collateral to be outstanding as an Uncertificated Security (except as required by Requirements of Law) or to constitute a Security Entitlement or be held in a Securities Account.

          2.4. REGISTRATION OF PLEDGE. Secured Party may at any time when any Event of Default is continuing and without any notice to any Loan Party or any other Person, transfer to and register in Secured Party's name, as pledgee, any and all Instruments and Investment Property constituting Collateral. Such transfer and registration shall not foreclose or otherwise affect any rights or interests of any Loan Party and shall not increase, restrict or reduce any of Secured Party's rights and remedies. If after any such transfer and registration any Grantor remains entitled under subsection 3.6 to exercise voting rights with respect to Capital Stock included in such Investment Property, Secured Party shall, at the written request of such Grantor, deliver to such Grantor a revocable proxy or other instrument sufficient to permit such Grantor to exercise such voting rights to the extent permitted under subsection 3.6.

          2.5. Financing Statements. Each Grantor will duly execute, deliver and (subject to execution by Secured Party, where required by law) file duly completed financing statements naming such Grantor as debtor, naming Secured Party as secured party, and covering the Collateral, in the proper filing office in each jurisdiction in which a financing statement is required from time to time to be filed in order to ensure that the security interests granted to Secured Party in subsection 2.1 are at all times continuously Perfected, to the extent that, under applicable law, such security interests can be Perfected by the filing of a financing statement.

          2.6. SECURED PARTY FILING. Secured Party is hereby authorized to file one or more financing statements and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of any Grantor where permitted by law.

          2.7. FURTHER ASSURANCES. Each Grantor will promptly (and in any event within five Business Days after request by Secured Party or the Majority Lenders) execute and deliver, and use its reasonable and diligent best efforts to obtain from other Persons, all instruments and documents (including security agreements, security assignments, Lien releases, Lien waivers, transfer documents and transfer notices, financing statements and other Lien notices), in form and substance satisfactory to Secured Party or the Majority Lenders, and take all other actions which are necessary or, in the good faith judgment of Secured Party or the Majority Lenders, desirable or appropriate in order to create, maintain, Perfect, ensure the agreed priority of, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and each Grantor agrees to pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

          2.8. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints Secured Party and any officer, agent or nominee of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority, in the name of such Grantor or in its own name, to take any and all actions and to execute and deliver any and all agreements, documents, notices, instruments and writings that Secured Party or the Majority Lenders may determine to be necessary or desirable to create, Perfect or ensure the agreed priority of the security interests granted in subsection 2.1 or, upon the occurrence and during the continuance of an Event of Default to enforce such security interests in any lawful and commercially reasonable manner or otherwise to protect Secured Party's interest in the Collateral in any lawful and commercially reasonable manner, including the power and right on behalf of any Grantor, without notice to or assent by any Grantor, to do any or all of the following if and whenever any Grantor is in default under this Agreement as set forth in subsection 4.1:

          (a) to ask for, demand, sue for, collect, settle and give acquittance for any and all moneys due or to become due with respect to any or all of the Collateral and otherwise to demand and enforce payment and collection of any and all Claims constituting Collateral,

          (b) to sign and file in any office in any jurisdiction financing statements, Lien notices, collateral assignments and any other instruments or writings that may be required or, in the opinion of Secured Party or the Majority Lenders, appropriate to create or Perfect a security interest in or Lien upon any of the Collateral as security for the Secured Obligations,

          (c) to accept, hold, collect, endorse, transfer and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable Instruments, Securities, Documents and Chattel Paper constituting Collateral that may be delivered to Secured Party in accordance with the provisions of this Agreement, whether made payable to a Grantor or otherwise,

          (d) to commence, file, prosecute, defend, settle, compromise or adjust any Claim, suit, action or proceeding with respect to any or all of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral,

          (e) to obtain, contest, enforce, adjust and settle Claims for insurance proceeds or condemnation awards constituting proceeds of Collateral or required to be paid to Secured Party pursuant to this Agreement or the Term Loan Agreement,

          (f) to do, at its option and at the expense and for the account of any Grantor, at any time and from time to time, all lawful and commercially reasonable acts and things that

Secured Party or the Majority Lenders may deem necessary or desirable to protect or preserve the Collateral or to realize upon the Collateral,

          (g) to contest, settle, pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Term Loan Agreement) levied or placed upon or threatened against any of the Collateral, and for such purposes
(A) the legality or validity thereof and amounts necessary to settle or discharge the same may be determined by Secured Party or the Majority Lenders in its or their commercially reasonable discretion and (B) each Grantor agrees immediately upon demand to reimburse Secured Party for any payments made by Secured Party on account of any such taxes or Liens, as part of the Secured Obligations,

          (h) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Accounts and other documents relating to the Collateral, and

          (i) generally to sell, Transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and at Grantors' expense, at any time or from time to time, all acts and things that Secured Party or the Majority Lenders deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interests therein in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do.

          The power granted in this subsection 2.8 is a power coupled with an interest, is irrevocable and shall be discharged upon Discharge of the Obligations.

          2.9. SURVIVAL OF SECURITY INTERESTS. The security interests granted hereby shall, unless released in writing by Secured Party, (a) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until Discharge of the Obligations, and (b) survive any sale or other Transfer of any Collateral and remain enforceable against each transferee and subsequent owner thereof, except for any sale or other Transfer that is permitted at the time under the Term Loan Agreement, Inventory sold in the ordinary course of business, and any other Collateral that is expressly and specifically released from the security interests created hereby pursuant to a written release signed by Secured Party.

          2.10. REINSTATEMENT OF SECURITY INTERESTS. If at any time any payment on any Secured Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the security interests granted to Secured Party herein and all other Obligations of each Grantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

          2.11. EACH GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under all contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contract or agreement included in the Collateral, (c) Secured Party shall not have any obligation or liability under any contract or agreement included in the Collateral by reason of this Agreement or the grant to Secured Party of any security interest in such contract or agreement, and (d) Secured Party shall not be obligated to perform any of the obligations or duties of any Grantor under any contract or agreement included in the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.

          2.12. APPLICATION OF GUARANTY PROVISIONS. Each and all of the provisions set forth in Article VIII of the Term Loan Agreement, that govern or in any respect relate to any Guarantor's Guarantee of payment of the Guaranteed Obligations (as defined therein) or the liability of any Guarantor thereunder or any recourse, reimbursement, contribution, indemnity or subrogation rights related thereto and the subordination of claims arising therefrom shall apply with like force and effect to the security interest granted by such Guarantor as Grantor under this Agreement and to the liability of such Guarantor as Grantor under this Agreement, MUTATIS MUTANDIS, to the end and with the effect that (a) such security interest and liability hereunder shall be as equally absolute, unconditional, continuing, unlimited, enduring, assured and protected as such Guaranteed Obligations and the liability of such Guarantor under the Guarantee are absolute, unconditional, continuing, unlimited, enduring, assured and protected and (b) all recourse, reimbursement, contribution, indemnity or subrogation rights are forever waived, released and discharged with respect to such security interest or any enforcement of such security interest or the liability of any Grantor hereunder on the same terms as those set forth in
Section 4 of the Guarantee, with the exceptions therein set forth.

          2.13. LIABILITY JOINT AND SEVERAL. The security interest granted by each Grantor herein and all liability of each Grantor hereunder shall be the joint and several obligation of each Grantor and may be freely enforced against each Grantor, for the full amount of the Secured Obligations and all other liabilities of such Grantor hereunder, without regard to whether enforcement is sought or available against any other Grantor.

                                  SECTION III.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Each Grantor represents and warrants to Secured Party and agrees with Secured Party that:

          3.1. THE COLLATERAL.

          (a) OWNERSHIP. Except as otherwise expressly permitted under the Term Loan Agreement, including, without limitation, Permitted Liens, (i) such Grantor owns or has an interest in the Collateral free and clear of any and all Liens and (ii) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except those in favor of Secured Party.

          (b) INTERESTS IN AND CLAIMS AGAINST SUBSIDIARIES. SCHEDULE 3.1(b) sets forth accurately and completely all Capital Stock owned by such Grantor in any direct Subsidiary of such Grantor and all other Capital Stock owned by such Grantor and all Intercompany Notes issued to such Grantor. All such Capital Stock have been duly authorized and validly issued and were not issued in breach or derogation of preemptive rights of any Person or in violation of any applicable securities laws.

          (c) INTELLECTUAL PROPERTY. SCHEDULE 3.1(c) sets forth accurately and completely (a) all registered and unregistered trademarks and servicemarks and all trademark and servicemark applications owned by such Grantor, all trademark and service mark license agreements to which such Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement Claims by or against such Grantor and other litigation relating to any such trademarks, servicemarks, trademark or servicemark applications or trademark or servicemark license agreements, (b) all patents and patent applications owned by such Grantor, all patent license agreements to which such Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement Claims by or against such Grantor and other litigation relating to any such patents, patent applications or patent license agreements, and (c) all registered and unregistered copyrights and copyright applicaitons owned by such Grantor, all copyright license agreements to which such Grantor is a party (whether as licensor or licensee) and all pending or overtly threatened infringement claims by or against such Grantor or other litigation relating to any such copyrights, or copyright application or copyright license agreements.

          (d) OTHER INVESTMENT PROPERTY. SCHEDULE 3.1(d) sets forth accurately and completely all other Investment Property of such Grantor, except Permitted Investments.

          (e) LOCATION OF EQUIPMENT AND INVENTORY. All Equipment and Inventory are located and intended to be kept at one of the collateral locations specified on SCHEDULE 3.1(e).

          (f) NO CONSUMER GOODS OR FARM PRODUCTS. Such Grantor does not own any assets that are, as to it, consumer goods or farm products.

          (g) LOCATION OF GRANTORS. Such Grantor's chief place of business, chief executive office and office or offices where such Grantor keeps its records regarding its Accounts and all originals of its Chattel Paper are located, and during the preceding four months were located, at the Grantor locations specified on SCHEDULE 3.1(g).

          (h) NAMES. The correct legal name of such Grantor is set forth in the preamble to this Agreement. Such Grantor does not conduct its business or hold itself out under, and in the past five years has not conducted business or held itself out under, any other name (including any trade-name or fictitious business name) except any name listed on SCHEDULE 3.1(h).

          (i) TAXPAYER ID NUMBER. The proper taxpayer identification number for Grantor is accurately set forth on SCHEDULE 3.1(i).

          (j) PERFECTION. The security interests granted to Secured Party in subsection 2.1 are lawful, valid and enforceable security interests that at all times have been, and remain, duly and continuously Perfected.

          (k) AMENDMENT OF SCHEDULE 3.1. Such Grantor may at any time unilaterally amend SCHEDULE 3.1 in any respect required by the occurrence of any event that does not constitute or give rise to a Default, by giving written notice thereof to Secured Party. To be effective, such notice must state conspicuously that it constitutes an amendment to certain factual matters relating to the Collateral set forth in subsection 3.1 of this Agreement.

          3.2. MAINTENANCE OF PERFECTION. No Grantor will (a) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (b) keep any records relating to its Accounts or any tangible Collateral (other than mobile goods) at any location other than a location set forth in SCHEDULE 3.1, unless (in each case) (i) SCHEDULE 3.1 has first been appropriately supplemented with respect thereto, and (ii) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to Perfect and continue the Perfection (without loss of priority) of Secured Party's security interests in the Collateral.

          3.3. DEFENSE OF COLLATERAL. Each Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein.

          3.4. RANSFER OR ENCUMBRANCE. No Grantor will encumber or otherwise Transfer any item of Collateral or any interest therein, or permit or suffer any item of Collateral to be encumbered, sold, assigned or otherwise transferred, unless (a) such action is permitted at the time under the Term Loan Agreement and (ii) each Loan Party makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the Term Loan Agreement or any other Loan Document.

          3.5. PAYMENTS, DIVIDENDS AND DISTRIBUTIONS. Each Grantor shall be entitled to receive all payments in respect of Collateral owned by it and all dividends and distributions on Capital Stock and other Investment Property owned by it, so long as (a) no Event of Default has occurred and is continuing or would result, and (b) each Loan Party makes all payments on account of the Secured Obligations or the Obligations of such Loan Party required to be made therefrom and takes all other actions required to be taken in connection therewith under the Term Loan Agreement or any other Loan Document.

          3.6. VOTING RIGHTS. So long as no Event of Default has occurred or would result, each Grantor shall have and may exercise all voting rights with respect to any and all Capital Stock constituting Collateral, except that:

          (a) NO BREACH. No Grantor shall act or vote in favor of any action that would constitute or cause a breach of any obligations of any Loan Party under the Term Loan Agreement or under any other Loan Document;

          (b) NO CAPITAL STRUCTURE CHANGES. No Grantor shall act or vote in favor of (i) the authorization or issuance of any Capital Stock restricted pursuant to subsection 4.9 of the Term Loan Agreement, or (ii) any reclassification, readjustment, reorganization, merger, amalgamation, liquidation, winding up, consolidation, sale, lease, assignment or disposition of assets, or dissolution, without giving Secured Party at least 15 days' prior written notice of the actions described in this clause (ii);

          (c) MATERIAL ADVERSE CHANGES. No Grantor shall act or vote in favor of any action that has or is reasonably likely to have a material adverse effect on the value of any of the Collateral or Secured Party's rights therein or that has, or would reasonably be expected to result in, a Material Adverse Effect; and

          (d) TERMINATION OF VOTING RIGHTS. At any time when any Grantor is in default under this Agreement as set forth in subsection 4.1, Secured Party may terminate any or all of each Grantor's voting rights with respect to any or all Captial Stock constituting Collateral, either by giving written notice of such termination to the Borrower or by transferring such Capital Stock into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

          3.7. MAINTENANCE OF COLLATERAL. Each Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable Requirement of Law or any policy of insurance covering any such Collateral if such unlawful use or violation could reasonably be expected to result in a Material Adverse Effect;

          (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 30 days after such change;

          (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office, places of business, Collateral locations or federal taxpayer ID number or the office where such Grantor keeps its Chattel Paper and its records regarding any Accounts;

          (d) if the Lenders give value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (e) pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon any Collateral and all Claims that are or might become secured by any Lien upon any Collateral, except to the extent the same is being contested as permitted under the Term Loan Agreement; PROVIDED, that, notwithstanding any other provision in the Loan Documents, each Grantor shall in any event pay such taxes, assessments, charges, levies and Claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment or other legal process entered or filed against any Grantor or any Collateral as a result of the failure to make such payment.

          3.8. CONCERNING EQUIPMENT AND INVENTORY. Each Grantor will:

          (a) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new (ordinary wear and tear and worn-out and surplus equipment excepted) and in accordance with such Grantor's past practices and make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end;

          (b) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in the ordinary course of such Grantor's business;

          (c) if any Inventory is in possession or control of any agent, carrier, warehouseman, bailee, consignee or processor, upon the occurrence of an Event of Default instruct such Person to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

          (d) if so requested at any time by Secured Party or the Majority Lenders, promptly endorse and deliver to Secured Party each and all negotiable Documents constituting Collateral.

          3.9. CONCERNING ACCOUNTS, INSTRUMENTS AND OTHER CLAIMS. Each Grantor will:

          (a) maintain accurate and complete records concerning the Accounts, Instruments and all other Claims and the identity, name and address of each account debtor or obligor thereon, hold and preserve such records in safekeeping, permit representatives of Secured Party at any time during normal business hours upon reasonable prior notice to inspect, copy and make abstracts from such records, and render to Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto,

          (b) if so requested at any time by Secured Party or the Majority Lenders, such Grantor will certify and deliver to Secured Party complete and correct copies of each contract or agreement constituting Collateral,

          (c) continue to collect, at such Grantor's expense, all amounts due or to become due to such Grantor under Accounts, Instruments and other Claims and, in connection therewith take such action as such Grantor (or, whenever any Grantor is in default under this Agreement as set forth in subsection 4.1, as Secured Party or the Majority Lenders) may reasonably deem necessary or advisable to enforce collection of amounts due or to become due thereunder; PROVIDED, that Secured Party shall have the right at any time when any Grantor is in default under this Agreement as set forth in subsection 4.1 (i) to notify the account debtors or obligors under any or all Accounts, Instruments or other Claims of the assignment of such Accounts, Instruments or Claims to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to Secured Party, (ii) to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts, Instruments or other Claims have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and (iii) at the expense of Grantors, to demand payment of any Accounts, Instruments and Claims and enforce collection thereof by legal proceedings in any lawful manner and to extend, renew adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done, and

          (d) if Secured Party at any time exercises any of the rights described in the PROVISO in subsection 3.9(c), (i) segregate from all other funds and hold in trust for Secured Party and immediately deliver to Secured Party (in the identical form received) all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of any and all Accounts, Instruments and other Claims, and (ii) not adjust, settle or compromise the amount or payment of any Account or Claim, or release wholly or partly any account debtor or obligor thereon, or allow any credit or discount thereon.


          3.10. SUBSTITUTED PERFORMANCE. Secured Party may at any time (but shall not be obligated to) (a) perform any of the obligations of any Grantor under this Agreement if such Grantor fails to perform such obligation within five Business Days (or, in the case of insurance, within one Business Day) after written demand by Secured Party and (b) make any payments and do any other acts which Secured Party or the Majority Lenders may deem necessary or desirable to protect Secured Party's security interests in the Collateral, including the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral, to procure insurance, and to appear in and defend any action or proceeding relating to any Collateral, and each Grantor agrees promptly to reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable to the Term Loans, all attorneys' fees and disbursements incurred by Secured Party in connection therewith, whether or not suit is brought, and all other costs and expenses related thereto.

                                   SECTION IV.
                                DEFAULT; REMEDIES

          4.1. DEFAULT. Grantors shall be in default under this Agreement (a) whenever any Event of Default has occurred and is continuing and (b) at all times after the Term Loans have become due and payable, whether at maturity, upon acceleration pursuant to Article VII of the Term Loan Agreement or otherwise.

          4.2. REMEDIES UPON DEFAULT. At any time when any Grantor is in default under this Agreement as set forth in subsection 4.1, Secured Party may exercise and enforce, in any order, (a) each and all of the rights and remedies available to a secured party upon default under the Uniform Commercial Code or other applicable law, (b) each and all of the rights and remedies available to it under the Term Loan Agreement or any other Loan Document and (c) each and all of the following rights and remedies:

          (a) COLLECTION RIGHTS. Without notice to any Grantor or any other Loan Party, Secured Party may notify any or all account debtors and obligors on any Accounts, Instruments or other Claims constituting Collateral of Secured Party's security interests therein and may direct, demand and enforce payment thereof directly to Secured Party.

          (b) TAKING POSSESSION. Secured Party may (i) enter upon any and all premises owned or leased by any Grantor where Collateral is located (or believed by Secured Party to be located), with or (to the fullest extent permitted by law) without judicial process and without any obligation to pay rent, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iii) take possession of any Grantor's premises or place custodians or a receiver in exclusive control thereof, remain on such premises and use the same and any Grantor's Equipment for the purpose of completing any work in process or otherwise preparing the Collateral for sale or selling or otherwise Transferring the Collateral, (iv) take possession of all items of Collateral that are not then in its possession, either upon such premises or by removal from such premises, and (v) require any Grantor or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and each Grantor owning an interest therein.

          (c) FORECLOSURE. Secured Party may sell, lease, license or otherwise dispose of or Transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at Secured Party's offices or on any Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, one or more of the Beneficiaries may be the purchasers at any such sale and in such event, if such bid is made by all of the Lenders or by all of the Holders of Secured Obligations or otherwise whenever a credit bid is expressly permitted under the Term Loan Agreement or approved in writing by the Agent and the Majority Lenders, the Beneficiaries bidding at such sale may bid part or all of the Obligations owing to them without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Each Grantor agrees that at least 10 calendar days' written notice to such Grantor of the time and place of any public sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the public sale of any other Collateral), or the time after which any private sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the private sale of any other Collateral) is to be made, shall be commercially reasonable. For purposes of such notice, to the fullest extent permitted by law (i) each Grantor waives notice of any sale of Collateral owned by any other Grantor and (ii) each Grantor agrees that notice given to the Borrower shall constitute notice given to such Grantor. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

          (d) USE OF INTELLECTUAL PROPERTY. Secured Party may, on a royalty-free basis, use and license use of any trademark, trade name, servicemark, trade style, copyright, patent or technical knowledge or process owned, held or used by any Grantor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced.

          In addition, each Holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement.

          4.3. WAIVERS BY GRANTORS. Each Grantor hereby irrevocably waives (a) all rights of redemption from any foreclosure sale, (b) to the extent permitted by law, the benefit of all valuation, appraisal, exemption and moratorium laws,
(c) to the fullest extent permitted by law, all rights to notice or a hearing prior to the exercise by Secured Party of its right to take possession of any Collateral, whether by self-help or by legal process and any right to object to the Secured Party taking possession of any Collateral by self-help, and (d) if Secured Party seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that Secured Party retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.

          4.4. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.

          4.5. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement or the Term Loan Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by Secured Party against the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of any Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with subsection 4.6;


          SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the Holders thereof) then due and payable; and

          THIRD: To the payment to or upon the order of the Grantor entitled thereto, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          4.6. INDEMNITY AND EXPENSES.

          (a) INDEMNITY. Each Grantor will defend, indemnify and hold harmless Secured Party and each Beneficiary from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of any interest, right or remedy created hereby), provided that Grantor shall have no obligation to indemnify a person with respect to claims, losses or liabilities which are attributable to such person's gross negligence or willful misconduct (as determined in a final non-appeable court of competent jurisdiction).

          (b) EXPENSES. Each Grantor will pay to Secured Party upon demand the amount of any and all costs and expenses, including the fees and expenses of its counsel and of any advisors, consultants, experts and agents, that Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the interests, rights or remedies of Secured Party hereunder, (iii) the failure by any Grantor to perform or observe any of the provisions hereof, or (iv) the proof, allowance, protection, administration, treatment, discharge, collection or enforcement of any of the Secured Obligations or any of the Collateral in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or affecting any Loan Party.


          4.7. SURPLUS, DEFICIENCY. Any surplus proceeds of any sale or other disposition by Secured Party of any Collateral remaining after Discharge of the Obligations and after all Secured Obligations are paid in full and in cash shall be paid over to the Grantor entitled thereto, or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to Discharge of the Obligations, such surplus proceeds may be retained by Secured Party and held as Collateral until Discharge of the Obligations. The Borrower and each Guarantor shall be and remain liable for any deficiency.

          4.8. INFORMATION RELATED TO THE COLLATERAL. Upon the occurrence and continuation of an Event of Default, if Secured Party determines to sell or otherwise Transfer any Collateral, each Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or Transfer. Secured Party shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of any Loan Party, freely to any Person that Secured Party in good faith believes to be a potential or prospective purchaser in such sale or Transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

          4.9. SALE EXEMPT FROM REGISTRATION. Secured Party shall be entitled at any such sale or other Transfer, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to Secured Party that the Collateral may be offered and sold to them without registration under the Securities Act of 1933, as amended, and without registration or qualification under any other applicable state, federal or foreign law. Upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its good faith judgment or in good faith reliance upon advice of its counsel, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act of 1933, as amended, as then in effect (or any other Requirement of Law of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral.

          4.10. RIGHTS AND REMEDIES CUMULATIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. Secured Party may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any Holder of any Secured Obligation against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

          4.11. NO DIRECT ENFORCEMENT BY BENEFICIARIES. Secured Party may freely exercise and enforce any and all of its rights and remedies hereunder, for the benefit of the Beneficiaries. No Beneficiary, other than Secured Party, shall have any independent right to collect, take possession of, foreclose against or otherwise enforce the security interests granted hereby.


                                   SECTION V.
                          CONCERNING THE SECURED PARTY

          5.1. AGENT FOR HOLDERS. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, both for its own benefit and as agent for all present and future Holders of Secured Obligations. The provisions of the Term Loan Agreement and all rights, powers, immunities and indemnities granted to Secured Party under the Term Loan Agreement or any other Loan Document, or under any separate agreement made by or otherwise binding upon any Holder of Secured Obligations, shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or in respect of this Agreement.

          5.2. AGENT SHALL BE THE SECURED PARTY. Secured Party shall at all times be the same Person that is the Agent under the Term Loan Agreement. Written notice of resignation by the Agent pursuant to subsection 10.9 of the Term Loan Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 10.9 of the Term Loan Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 10.9 of the Term Loan Agreement by a successor Agent, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (a) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (b) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          5.3. NO ASSURANCES OR LIABILITY. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any Holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, Perfection, priority, or enforceability of any security interests granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

          5.4. HOLDERS BOUND. Except where the consent of others may be required pursuant to the express provisions of subsection 11.3 of the Term Loan Agreement, any modification, amendment, waiver, release, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party that is effectuated in a writing signed by Secured Party shall be binding upon all Holders of Secured Obligations if it is (i) authorized pursuant to any provision of the Term Loan Agreement or any other Loan Document,
(ii) required by law or (iii) authorized or ratified either (A) by the Majority Lenders or (B) by the Holders of at least a majority in outstanding principal amount of the Secured Obligations (other than contingent or unliquidated Secured Obligations).

                                   SECTION VI.
                            MISCELLANEOUS PROVISIONS

          6.1. CONTINUING SECURITY INTERESTS; RELEASE. This Agreement creates continuing security interests in the Collateral and shall (a) remain in full force and effect until the Discharge of the Obligations, (b) be binding upon each Grantor and its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns acting in the capacity of Agent under the Term Loan Agreement. Subject to and upon Discharge of the Obligations or in connection with a sale or other disposition of any Collateral permitted under the Term Loan Agreement, Secured Party shall (as soon as reasonably practicable after it receives from Grantors a written request for release of the Collateral) execute and deliver to Grantors an instrument in form and substance satisfactory to Secured Party releasing (on a quitclaim basis, without recourse, without warranty, and without any liability whatsoever) any security interest Secured Party may then hold in the Collateral and thereupon Secured Party shall, at Grantors' expense, execute and deliver to Grantors such Uniform Commercial Code termination statements and other like documents as Grantors may reasonably request to evidence such release.

          6.2. AMENDMENTS; ETC. Except with respect to any Joinder Agreement referred to in Section 6.10, no amendment or waiver of any provision of this Agreement, or consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          6.3. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          6.4. NOTICES. Any and all notices and communications to be given to any Grantor or Secured Party shall be given in accordance with subsection 11.2 of the Term Loan Agreement, and shall be effective as provided therein.

          6.5. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          6.6. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          6.7. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF EXCEPT TO THE EXTENT THAT THE NEW YORK UNIFORM COMMERCIAL CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Notwithstanding the foregoing, the creation, Perfection, priority and enforcement of a security interest in any deposit account shall be governed by the laws of the state in which the depositary bank, or branch bank, maintaining such deposit account is located.

          6.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 10.2 of the Term Loan Agreement or at such other address of which the Secured Party shall have been notified pursuant thereto, such service being hereby acknowledged by such Grantor to be sufficient for personal jurisdiction in any action against such Grantor in any such court and to be otherwise effective and binding service in every respect;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may -have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          6.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED

UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantors and Secured Party each acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          6.10. ADDITIONAL GRANTORS. The initial Grantors hereunder shall be Marketing and Telecom. From time to time subsequent to the date hereof, additional Subsidiaries of the Borrower may become party hereto, as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a Joinder Agreement substantially in the form attached hereto as EXHIBIT A. Upon delivery of any Joinder Agreement to the Agent, notice of which is hereby waived by each Grantor, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of any Beneficiary not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

          6.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantors and Secured Party have executed this Subsidiary Pledge and Security Agreement as of the day and year first above written.


                                       GRANTORS

                                       FLASHNET MARKETING, INC.,
                                       a Texas corporation

                                       By: /s/ M. Scott Leslie
                                           ----------------------------
                                           Name:  M. Scott Leslie
                                           Title: President & Treasurer


                                       FLASHNET TELECOM, INC.,
                                       a Texas corporation

                                       By: /s/ M. Scott Leslie
                                           ----------------------------
                                           Name:  M. Scott Leslie
                                           Title: President

SECURED PARTY

Accepted and agreed as of
the day and year first above written:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Agent


By:  /s/ Richard Katz
     --------------------------------------
     Name:  Richard Katz
     Title:  Authorized Signatory